Exhibit 99.2
Hanesbrands FAQs
Updated May 8, 2025 – New or updated information is in red
General and Current Period FAQs (Guidance comments as of May 8, 2025)
Unless otherwise indicated, all guidance and related commentary as well as comparisons to prior periods reflect continuing operations.
(1)    Q: What are the main components of your full-year 2025 guidance?
A:    Net Sales: We expect total net sales from continuing operations of approximately $3.47 billion to $3.52 billion. This includes an approximate $60 million headwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. At the midpoint, net sales are expected to be relatively consistent to prior year on a reported basis and increase approximately 1% on an organic constant currency basis. We exclude net sales from the Other segment from our organic constant currency growth calculation.

GAAP and Adjusted Operating Profit: Our guidance for GAAP Operating Profit from continuing operations is approximately $425 million to $440 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax charges for restructuring and other-related actions of approximately $25 million, is approximately $450 million to $465 million. Our operating profit guidance includes an approximate $8 million headwind from the impact of foreign exchange rates as compared to last year.

GAAP and Adjusted Interest Expense: Our guidance assumes GAAP and Adjusted Interest expense of approximately $190 million.

GAAP and Adjusted Other Expenses and Tax Expense: Our guidance assumes GAAP Other expenses of approximately $46 million and Adjusted Other expenses of approximately $36 million, which excludes approximately $10 million of pretax charges related to first-quarter 2025 refinancing activities. Our guidance assumes GAAP and Adjusted Tax expense of approximately $40 million.

GAAP and Adjusted EPS: Our guidance for GAAP EPS from continuing operations is approximately $0.42 to $0.46. Our guidance for Adjusted EPS from continuing operations is approximately $0.51 to $0.55. Adjusted EPS from continuing operations excludes approximately $25 million pretax charges for restructuring and other-related actions and approximately $10 million of pretax refinancing charges. Both ranges are based on diluted shares outstanding of approximately 359 million for the year.

Cash flow from operations: Our full-year guidance for cash flow from operations is approximately $350 million. Our full-year capital investment guidance is approximately $65 million, consisting of approximately $50 million of capital expenditures and approximately $15 million of cloud computing arrangements. Per GAAP, capital expenditures are reflected in cash from investing activities and certain cloud computing arrangements are reflected in Other Assets within cash flow from operating activities. The approximate $15 million of cloud computing arrangements is factored into the full-year cash flow from operations guidance of approximately $350 million.

Free Cash Flow: Our guidance for Free Cash Flow is approximately $300 million. We define Free Cash Flow as cash flow from operations less capital expenditures.

(2)    Q:    What are the main components of your second-quarter 2025 guidance?
A:    Net Sales: We expect total net sales from continuing operations of approximately $970 million. This includes an approximate $15 million headwind from the impact of foreign exchange rates as compared to last year. The foreign exchange rate impact is reflected within the International segment. Our guidance represents net sales that are expected to be relatively consistent with prior year on both a reported and organic constant currency basis. We exclude net sales from the Other segment from our organic constant currency calculation.

GAAP and Adjusted Operating Profit: Our guidance for GAAP Operating Profit from continuing operations is approximately $129 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax charges for restructuring and other-related actions of approximately $7 million, is approximately $136 million. Our operating profit guidance includes an approximate $2 million headwind from the impact of foreign exchange rates as compared to last year.

GAAP and Adjusted Interest Expense: Our guidance assumes GAAP and Adjusted Interest expense of approximately $50 million.

GAAP and Adjusted Other Expenses and Tax Expense: Our guidance assumes GAAP and Adjusted Other expenses of approximately $9 million. Our guidance assumes GAAP and Adjusted Tax expense of approximately $14 million.

GAAP and Adjusted EPS: Our guidance for GAAP EPS from continuing operations is approximately $0.16. Our guidance for Adjusted EPS from continuing operations is approximately $0.18. Adjusted EPS from continuing operations excludes approximately $7 million of pretax charges for restructuring and other-related actions. Both ranges are based on diluted shares outstanding of approximately 357 million for the quarter.

(3)    Q:    What is your exposure to U.S. tariffs?
A:    The U.S. accounts for roughly 75% of our sales and cost of goods. The remaining roughly 25% are in international markets. Therefore, 25% of our P&L is not directly impacted by U.S. tariffs.

With respect to sales in the U.S., roughly two-thirds are Basics products, namely underwear and socks. Looking at our U.S. cost of goods, approximately 85% is from our owned manufacturing facilities, which gives us greater speed and ability to shift units within our supply chain. Of this 85%, we are essentially split evenly between our western hemisphere network, which includes the Dominican Republic, El Salvador and Honduras, and our eastern hemisphere network, which includes Vietnam and Thailand. The remaining 15% of our U.S. cost of goods is sourced from a number of different countries across various regions. With respect to China, we no longer source any U.S. products from there and while China historically was a low single digit percent of U.S. cost of goods, today it is zero. We also do not source or manufacture any product for the U.S. from either Canada or Mexico. We would also note that a portion of our U.S. cost of goods contains U.S. content, such as cotton and yarn, which are exempt from reciprocal U.S. tariffs.

***For prior FAQs that are applicable to their respective quarters, please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income (loss) from continuing operations, adjusted tax expense, adjusted income (loss) from continuing operations before income taxes, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA, adjusted EBITDA, organic constant currency net sales, adjusted effective tax rate, adjusted interest expense, adjusted other expenses, net debt, leverage ratio and free cash flow.
Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted tax expense is defined as income tax expense excluding actions. Adjusted income (loss) from continuing operations before income taxes is defined as income (loss) from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted interest expense is defined as interest expense excluding actions. Adjusted other expenses is defined as other expenses excluding actions and adjusted effective tax rate is defined as adjusted tax expense divided by adjusted income (loss) from continuing operations before income tax.
Charges for actions taken in 2025 and 2024, as applicable, include supply chain restructuring and consolidation, headcount actions and related severance charges, professional services, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, and the tax effects thereof.
While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.
The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total

Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025 (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.
Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding the ‘other’ segment and excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding the ‘other’ segment and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See the Company's press release dated May 8, 2025, to reconcile quarterly non-GAAP measures to the most directly comparable GAAP financial measures. A copy of the press release is available at www.Hanes.com/Investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs contain information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, trends associated with our business; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market condition, or other factors; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations, including the imposition of or changes in duties, taxes, tariffs and other charges impacting our products or supply chain, or the threat thereof; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements. Such statements speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.